UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

ENERGY RECOVERY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34112	01-0616867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1717 Doolittle Drive, San Leandro, California 94577
(Address of Principal Executive Offices) (Zip Code)

(510) 483-7370
(Registrant’s telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ERII	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On December 22, 2021 (the “Effective Date”), Energy Recovery, Inc. (the “Company”) entered into a Credit Agreement (the “Agreement”) between JPMorgan Chase Bank, N.A., a national banking association as lender and the Company as borrower. The Agreement provides for a total available credit line of $50.0 million. Under the Agreement, the Company is allowed to draw advances not to exceed, at any time, $50.0 million as revolving loans. The total Letters of Credit issued under the Agreement may not exceed the lesser of the $25.0 million credit line or the credit line minus all outstanding revolving loans. At no time may the aggregate of the revolving loans and letters of credit exceed the total available credit line of $50.0 million.
On the Effective Date, in connection with entering into the Agreement, the Company terminated its existing Loan and Pledge Agreement dated as of January 27, 2017, with Citibank N.A.
The Agreement is subject to the customary affirmative and negative covenants for a credit facility of this type, including limitations on the Company with respect to liens, indebtedness, investments, and dispositions of assets.
Revolving loans under the Credit Agreement may be in the form of 1) a base rate loan that bears interest equal to (a) the greater of the Wall Street Journal prime rate and (b) the sum of (i) one-month reserve adjusted LIBOR and (ii) 2.50%, plus an applicable margin of 0.25% or 0.50%, subject to the Company’s total leverage ratio, or 2) a Eurodollar loan that bears interest equal to the sum of the reserved adjusted LIBOR rate for an interest period elected by the Company, plus an applicable margin of 1.25% or 1.50%, based upon the Company’s total leverage ratio.
The Agreement matures on December 21, 2026 and is collateralized by substantially all of the Company’s assets.
The above description in this Current Report is not intended to be a complete description of the Agreement. The full text of the Agreement is attached as Exhibit 10.1 to this Current Report.

Item 1.02    Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Credit Agreement Between JPMorgan Chase Bank, N.A. and Energy Recovery, Inc. dated December 22, 2021
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Recovery, Inc.

Date:	January 5, 2022	By:	/s/ William Yeung
William Yeung
Chief Legal Officer